                                                                     EXHIBIT 4.7


                       WARRANTS TO PURCHASE COMMON STOCK

     The terms and conditions with respect to the holding and exercise of these Stock Purchase Warrants are as follows.

     1.  Number of Shares Acquirable upon Exercise; Certain Adjustments.

         (a) Harmat shall be initially entitled to receive, upon exercise hereof, up to One Hundred Thousand (175,000) shares of the Company's Common Stock, subject, however, to adjustment as provided below.

         (b) If, following the date hereof and prior to the Expiration Time (as defined below), the outstanding shares of the Company's Common Stock shall be increased or decreased through a stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which the Warrants may be exercised. By way of example only, if the Company should undergo a two-for-one stock split of its outstanding shares of Common Stock, the number shares for which the Warrants may be exercised would thereupon increase to 350,000 shares.

         (c) Any increase or decrease in the number of shares obtainable through the exercise of the Warrants shall become effective immediately following the effective time of the stock split or consolidation causing such increase or decrease, or in the case of an increase required by the stock dividend, shall become effective as of the payment or distribution date of such dividend.

         (d) No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment, and fractional share interests shall be disregarded.

     2.  Exercise Price; Adjustment in Certain Events.

         (a) The Warrants shall be initially exercisable for a purchase price of $.25 per Share, subject to the adjustments set forth below (the "Exercise Price"). The Exercise Price shall remain unchanged until the occurrence of one of the events described in Section 1(b), above.

         (b) In the event of a change in the number of shares of Common Stock which may be caused by any event described in Section 1(b), above, a corresponding adjustment changing the exercise price per share of Common Stock attributable to any unexercised Warrants shall likewise be made. By way of example, only, if the Company should undergo a two-for-one stock split of its outstanding shares of Common Stock as described in Section 1(b), above, then in addition to the change in number of shares for which the Warrants may be exercised as described in Section 1(b), the exercise price for each share of Common Stock for which a Warrant may thereafter be exercised thereafter would be reduced from $.25 to $.125 per share.

3. Method of Exercise. Harmat may exercise its right to purchase Shares pursuant to this Warrant at any time prior to the Expiration Time, by (a) completing in the manner indicated, and executing, the attached Subscription Form for that number of Shares which it is entitled, and desires, to purchase; (b) surrendering the Warrant to the Company at its principal place of business in Altamonte Springs, Florida; and (c) paying the appropriate purchase price for the Shares, by cash, money order, bank draft, or business in Altamonte Springs, Florida. Upon such surrender and payment, the Company will issue to Masada the number of Shares so subscribed for.

4. Effect of Exercise. Upon surrender of this Warrant and due payment of the exercise price, the Company will issue to Harmat the number of shares of Common Stock subscribed for, and Harmat will be a shareholder of the Company in respect of such Common Stock as of the date on which the shares representing such Common Stock are issued by the Company's Transfer Agent and Registrar.

5. No Rights as Shareholder Prior to Exercise. No person or entity shall be considered to be shareholder of the Company for any purpose until the exercise of the Warrant as provided herein Agent and Registrar thereupon.

6. No Rights After the Expiration Time. Nothing contained in this Warrant, or in any instrument evidencing the Warrant, shall confer on any person or entity any right to subscribe for or purchase, after the Expiration Time, any security of or issued by the Company. From and after the Expiration Time, this Warrant and all rights hereunder shall be valueless, unexercisable, void, and no further force or effect.

7. Transferability. This Warrant shall be transferable, and any attempt to sell, assign, transfer, hypothecate, or otherwise convey or encumber any interest herein or therein shall be acceptable. The Company shall have an obligation to recognize any such sale, assignment, transfer, hypothecation, or other conveyance or encumbrance, to reflect such transaction on the official records of the Company, or to issue Warrants or shares of its Common Stock to any party as long as it is not in violation of any other provision herein.

8. Subdivision. This Warrant may be divided and subdivided into two or more certificates, evidencing the total number of Warrants provided herein, upon written demand therefor delivered to the Company. This Warrant may be exercised for all or any part of the Shares, and in such event the Company shall issue a new Warrant Certificate, evidencing the balance of the shares not previously subscribed for. Notwithstanding the foregoing sentences, however, no Warrant Certificate shall be issued, and no exercise of a Warrant shall be permitted, involving any fraction of one Share.

9.  Registration Privileges

    (a)  Certain Definitions.

         As used hereinafter, the following terms shall have the following respective meanings:

         "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal Statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         "Registration Expenses" means the expenses described in paragraph iv.

         "Registration Shares" means (i) the Shares of Common Stock underlying the Warrants issued to Harmat herein, and (ii) any other shares (because of stock splits, stock dividends, reclassification, recapitalization, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to the Registrable Shares upon any sale pursuant to a Registration Statement,
         Section 4 (1) of the Securities Act or Rule 144 under the Securities
         Act.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may from time to time, be in effect.

    (b)  "Piggy-back" Registration.

         (i) When the Company proposes to file a Registration Statement for a public offering, it will prior to such filing, give written notice to Harmat of its intention to do so and, upon the written request of Harmat of its intention to do so and, upon the written request of Harmat given within twenty (20) days after the Company provides such notice, the Company shall cause all Registrable Shares which the company has been requested by Harmat to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended method of distribution specified in the request of Harmat, provided that the Company shall have the right to postpone or withdraw any registration effected without obligation to Harmat.

         (ii) Harmat's rights under this paragraph shall be subject of the limitation that, in the event that the Company files a Registration Statement for an underwritten public offering the inclusion of the Registrable Shares shall be upon the condition that: (a) if requested by the managing underwriter as a condition of the offering, they be sold through the underwriters on the same terms and conditions as are applicable to the Company or all other selling stockholder of the Company; or (b) if such condition is imposed by the managing underwriter, and Harmat does not wish to sell the Registrable Shares upon such terms and conditions, Harmat will agree not to transfer or otherwise dispose of any Registrable Shares for a period of time from the effective date of the Registration Statement (not to exceed 120 days) specified by the managing underwriter.

    (c)  Registration Procedures.

         If and whenever the Company is required by the provisions of this Stock Purchase Warrant to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

         (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

         (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statements as may be necessary to keep the Registration Statement effective for a period of not less than nine months from the effective date;

         (iii) as expeditiously as possible furnish to Harmat such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Harmat may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned Harmat; and

         (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as Harmat shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable Harmat to consummate the public sale or other disposition in such states of the Registrable Shares owned by Harmat, provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

               If the Company has delivered preliminary or final prospectuses to Harmat and, after having done so, the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify Harmat and, if requested, Harmat shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide Harmat with revised prospectuses and, following receipt of the revised prospectuses, Harmat shall be free to resume making offers of the Registrable Shares.

    (d)  Allocation of Expenses.

         The Company will pay all Registration Expenses of all registrations under this Stock Purchase Warrant; provided, however, that if a registration is withdrawn at the request of Harmat (other than as a result of information concerning the business or financial condition of the Company which is made known to Harmat after the date on which such registration was requested) and if Harmat elects not to have such registration counted as a registration requested under paragraph (b), Harmat shall pay the portion of Registration Expenses in the proportion that the market value of their Registrable Shares included in such registration bear to all of securities included therein. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Stock Purchase Warrant, including, without fees, printing expenses, fees and disbursements of counsel for the Company state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Harmat's own counsel.

    (e)  Indemnification.

         In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Stock Purchase Warrant, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, in so far as much losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investing or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

         In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Stock Purchase Warrant, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriters or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold as contemplated herein.

         Each party entitled to Indemnification under this paragraph (e) (the "Indemnification Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; providing, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Stock Purchase Warrant. The indemnified party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expenses if representation of such Indemnified party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interest between the Indemnified Party and any other party represented by such counsel in such proceedings. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgement or settle such claim or litigation without the prior written consent of the Indemnifying Party.

    (f)  Indemnification with Respect to Underwritten Offering.

         In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

    (g)  Information by Masada.

         Harmat shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Stock Purchase Warrant.

    (h)  Selection of Underwriter.

         In the case of any registration effected pursuant to this Stock Purchase Warrant, the Company shall have the right to designate the managing underwriter in any underwritten offering.

    (i)  Further Assurances.

         From and after the date hereof, all persons subject to or bound by this Stock Purchase Warrant shall from time to time, at the request of any such other person and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may reasonably be requested or required more effectively to evidence and give effect to the provisions, intent and purposes of this Stock Purchase Warrant (including, without limitation, certificates to the effect that this Stock Purchase Warrant continues operative and as to any defaults hereunder or modifications hereof).

10. Governing Law; Interpretation.

    (a) This Stock Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed exclusively therein as to all matters.

    (b) All pronouns and words shall be read in appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and singular shall include the plural and vice versa, as the circumstances may require.

11. Miscellaneous.

    (a) This Warrant shall be governed by and construed in accordance with the internal laws of the State of Florida, without reference to the choice of laws provisions thereof.

    (b) The captions set forth in this Warrant are for convenience only, and shall not be used in the construction hereof.

    (c) If this Warrant, or any paragraph, sentence, term, or provision hereof, is invalidated on any ground by any court of competent jurisdiction, the remainder hereof shall, notwithstanding such invalidation, remain in full force in effect, and each other provision of this Warrant shall thereafter be construed and enforced in such a manner as to give the fullest possible effect to the intention and purposes expressed herein.